Exhibit 21.1
LIST OF SUBSIDIARIES
The following entities were subsidiaries of the Registrant as of May 9, 2024. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries of the Registrant which, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) have been omitted.

Name	Jurisdiction of Incorporation or Organization
ADS Ventures, Inc.	Delaware
StormTech LLC	Delaware
ADS Worldwide, Inc.	Delaware
ADS Europe Holding B.V.	Netherlands
ADS Europe B.V.	Netherlands
ADS Middle East FZE	United Arab Emirates
ADS International, Inc.	Delaware
ADS Mexicana, S.A. de C.V.(1)	Mexico
ADSM Centro América, S.A.	Costa Rica
CEDEIM Centro de Desarrollo, Educación e Investigación de México, S.A. de C.V.	Mexico
Hancor of Canada, Inc.	Canada
Tubos y Plásticos ADS Chile Limitada(2)	Chile
Tuberias Tigre-ADS Limitada(3)	Chile
Tigre-ADS Argentina S.R.L.(4)	Argentina
Tigre-ADS Colombia Limitada(4)	Colombia
Tigre-ADS Peru S.A.C.(4)	Peru
Tubos Tigre-ADS do Brasil Limitada(4)	Brazil
Tubos y Plásticos Tigre-ADS de Chile Limitada(4)	Chile
ADS Strategic Services LLC	Delaware
EQ Truepointe One, LLC(5)	Ohio
Green Line Polymers, LLC	Delaware
The Traylor Group, Inc.	Alabama
JET Polymer Recycling, LLC	Alabama
Infiltrator Water Technologies, LLC	Delaware
Delta Treatment Systems, LLC	Delaware
Ezflow GP, LLC	Delaware
Ezflow, L.P.(6)	Tennessee
Presby Environmental Holdings, LLC	Delaware
Presby Environmental, Inc.	New Hampshire
Presby Plastics, Inc.	New Hampshire

(1) Owned 51% by ADS Worldwide, Inc. and 49% by our joint venture partner.
(2) Owned 86.6354% by ADS Worldwide, Inc. and 13.3646% by ADS International, Inc.
(3) Owned 50% by Tubos y Plásticos ADS Chile Limitada and the remaining 50% by our joint venture partner.
(4) Nominal interests are held by Tubos y Plásticos ADS Chile Limitada and our joint venture partner.
(5) Owned 99% by Advanced Drainage Systems, Inc.
(6) Owned 99.99% by Infiltrator Water Technologies, LLC and 0.01% by EZflow GP, LLC.

* * * * *